UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39676	26-3407249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway SE, Suite 1900
Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 392-3419

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On April 29, 2024, Inhibikase Therapeutics, Inc. (the “Company”) utilized a corporate presentation which may be used in presentations to investors and analysts from time to time. A copy of the presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K is not incorporated by reference into any filings of the Company made under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 8.01	Other Events.

On April 26, 2024, the Company received a notice of a demand for arbitration with the American Arbitration Association from Pivot Holding LLC (“Pivot”), that alleges to be a successor in interest to Sphaera Pharma Pte. Ltd. (“Sphaera”), in connection with the Collaborative Research and Development Agreement dated February 29, 2012, as amended, between the Company and Sphaera. Pivot alleges breach of contract by the Company for failure to pay milestone payments and seeks damages of $1.625 million in milestone payments plus interest. The Company believes that Pivot’s claims are without merit and that the Company hasn’t owed and doesn’t owe any milestone payments to Pivot. The Company intends to vigorously dispute Pivot’s claims and assert counterclaims against Pivot.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions or the negative of these terms and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s current expectations and assumptions. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to successfully defend ourselves and assert counterclaims in the arbitration proceeding commenced by Pivot, to enroll and complete the 201 Trial evaluating risvodetinib in untreated Parkinson’s disease, to successfully apply for and obtain FDA approval for IkT-001Pro in blood and stomach cancers or other indications, to successfully conduct clinical trials that are statistically significant, whether results from our animal studies may be replicated in humans, our need for additional capital especially to conduct the 12 month extension study of our 201 trial, the substantial doubt regarding our ability to continue as a going concern, as well as such other factors that are included in our periodic reports on Form 10-K and Form 10-Q that we file with the U.S. Securities and Exchange Commission. Any forward-looking statement in this release speaks only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Presentation of Inhibikase Therapeutics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2024	INHIBIKASE THERAPEUTICS, INC.

	By:	/S/ MILTON H. WERNER
Milton H. Werner, Ph.D.
President and Chief Executive Officer